Exhibit 10.69

CONSENT AND WAIVER

This Consent and Waiver (“Consent”) is given this 19th day of July, 2007 by Alpha Capital Anstalt (“Alpha”) in connection with a proposed investment (“Longview Funding”) by Longview Fund, L.P. (“Longview”) in a secured promissory note in the principal amount of $2,000,000 (“Note”) to be issued and delivered by Irvine Sensors Corporation, a Delaware corporation (the “Company”), and in connection with 500,000 common stock purchase warrants (“Class B Warrants”) and 300,000 shares of $.01 par value common stock (“Continuation Shares”) that may be issued and delivered to Longview by the Company.

WHEREAS, pursuant to a Subscription Agreement among the Company, Longview and Alpha dated as of December 29, 2006 and ancillary documentation executed in connection therewith, including, but not limited to, the Class A Warrants, the Registration Rights Agreement, the Term Loan and Security Agreement (“Loan Agreement”), and all agreements with respect to the Subordinated Debt as defined in the Loan Agreement (“Subscription Documentation”), Alpha and Longview agreed to assume the obligations under (i) those certain Irvine Sensors Corporation Series 1 Senior Subordinated Secured Convertible Notes due December 30, 2009 dated as of December 30, 2005 by the Company in favor of Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. and (ii) those certain Irvine Sensors Corporation Series 2 Senior Subordinated Secured Convertible Notes due December 30, 2007 dated as of December 30, 2005 by the Company in favor of Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (the “Subordinated Debt”); and

WHEREAS, Alpha and Longview were granted security interests in the assets of the Company and Optex Systems, Inc. and received a guaranty (the “Guaranty”) of the Company’s obligations, pursuant to the Subscription Documentation and assumption of the Subordinated Debt and were granted and received other rights pursuant to the Subscription Documentation and assumption of the Subordinated Debt pursuant to the Existing Security Agreements, as defined on Annex I hereto.

NOW THEREFORE, for good and valuable consideration paid by Longview and the Company, receipt of which is acknowledged, Alpha (i) consents to the Longview Funding and the grant of a security interest by the Company and Optex to Longview in connection with the Longview Funding which shall rank pari passu with the security interest granted by the Company and Optex pursuant to the Existing Security Agreements in connection with the Subscription Documentation and the Subordinated Debt; (ii) consents to the Company’s issuance of the Continuation Shares and the Class B Warrant (and the common stock issuable upon exercise thereof), if and when issued; (iii) waives the restrictions set forth in Section 6.1(i) of the Subscription Agreement dated December 29, 2006 with respect to the Longview Funding and the issuance of the Continuation Shares and the Class B Warrant (and the common stock issuable upon exercise thereof), if and when issued; (iv) waives the right of first refusal (including any right to notice) set forth in Section 10(a) of the Subscription Agreement dated December 29, 2006 with respect to the issuance of the Continuation Shares and the Class B Warrant (and the common stock issuable upon exercise thereof), if and when issued; (v) waives the rights set forth in Section 3(c) of the Subordinated Debt with respect to the Longview Funding and the issuance of the Continuation Shares and the Class B Warrant (and the common stock issuable upon exercise thereof), if and when issued; (vi) waives the rights set forth in Section 10(d) of the Subordinated Debt and the rights set forth in Section 3.4 of the Class A Warrants dated December 29, 2006 with respect to the issuance of the Continuation Shares and the Class B Warrant (and the common stock issuable upon exercise thereof), if and when issued; (v) waives any prior default of the Company related to the Company’s failure to register any shares of Common Stock issued to or issuable to Alpha; provided however, that such waiver shall not include a waiver of any liquidated damages that may have accrued prior to the date hereof. Notwithstanding anything to the contrary contained herein or in any other agreement between Alpha and the Company, Alpha agrees to extend the deadline to register any such shares until the later of October 31, 2007, or (B) the date specified in such agreement.

Furthermore, the Company acknowledges that (i) the failure to obtain the Longview’s and Alpha’s consent to the Company’s issuance on May 16, 2007 of a warrant to purchase up to 200,000 shares of common stock is a technical default under the Subscription Agreement (the Consent Default”), and (ii) the failure to register shares of Common Stock issued or issuable to Longview and Alpha constitutes a technical default under the Subscription Agreement and the Registration Rights Agreement dated December 29, 2006, but shall not be deemed to be to be a cross default for purposes of the Note. Alpha waives such failures solely for purposes of accelerating or requiring repurchase of the obligations under any agreement or instrument between the Company and/or its subsidiaries and Longview and/or Alpha, triggering default interest under any such agreement or instrument (but only with respect to the Consent Default), exercising remedies with respect to collateral (including without limitation account collections, settlements, adjustments or compromises, returned inventory, and inspection, audit and appraisal) securing the obligations under any such agreement or instrument, claiming a cross-default under any such agreement or instrument, tolling any restriction periods in any such agreement or instrument, preventing the payment of interest in shares of the Company’s common stock under any such agreement or instrument (but only with respect to the Consent Default), or preventing the Company’s ability to repurchase stock from former employees or directors of the Company under any such agreement or instrument. Notwithstanding the foregoing, (i) such waiver of the failure to register the shares of Common Stock issued or issuable to Longview or Alpha shall not constitute a waiver of any default interest or liquidated damages that may have accrued or will accrue with respect to such default; (ii) such waiver shall continue only so long as Tim Looney, TWL Group, L.P. or their Affiliates do not attempt to accelerate or collect any obligations owed to them by the Company or Optex Systems, Inc. nor foreclose on any of their security interests in any of the assets of the Company, Optex Systems, Inc. or their Subsidiaries; and (iii) subject to the foregoing, Alpha hereby agrees to extend the deadline to register any of its shares until October 19, 2007.

The notice, venue, jurisdiction, governing law and other miscellaneous provisions of Section 11 of the December 29, 2006 Subscription Agreement are incorporated herein and applicable to this Consent.

Dated: As of July 19, 2007

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann

Print Name:	Konrad Ackermann

Title:	Director

[SIGNATURE PAGE TO ALPHA CONSENT]

ANNEX I

For purposes of the Consent and Waiver to which this Annex I is attached, the Existing Security Agreements include the following agreements, all dated as of December 29, 2006, except as otherwise stated below with respect to certain security agreements and a guaranty originally executed and delivered by Irvine Sensors and Optex to and/or in favor of Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (referred to below as the “various Pequot entities”), which are all dated as of December 30, 2005:

1. that certain Irvine Sensors Intellectual Property Security Agreement, executed and delivered by Irvine Sensors in favor of Longview and Alpha;

2. that certain Optex Intellectual Property Security Agreement, executed and delivered by Optex in favor of Longview and Alpha;

3. that certain Optex Guaranty, executed and delivered by Optex in favor of Longview and Alpha;

4. that certain Optex Third Party Security Agreement, executed and delivered by Optex in favor of Longview and Alpha;

5. that certain Term Loan and Security Agreement by and between Irvine Sensors, on the one hand, and Longview and Alpha, on the other;

6. that certain Security Agreement, dated December 30, 2005, by and among Irvine Sensors and various Pequot entities;.

7. Subsidiary Security Agreements, all dated December 30, 2005, by and among various subsidiaries of Irvine Sensors (including Optex) and various Pequot entities; and

8. Subsidiary Guaranty, dated December 30, 2005, by and among various subsidiaries of Irvine Sensors and various Pequot entities (items 6 – 8, all as assigned to Longview and Alpha pursuant to that certain Assignment Agreement by and among the various Pequot entities, Longview and Alpha, dated December 29, 2006).

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